As filed with the Securities and Exchange Commission on July 29, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.
(Exact name of issuer as specified in its charter)

Delaware	76-0506313
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Gessner, Suite 500
Houston, Texas 77024
(Address of Principal Executive Offices, including Zip Code)

Group 1 Automotive, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Darryl M. Burman
Vice President and General Counsel
GROUP 1 AUTOMOTIVE, INC.
800 Gessner, Suite 500
Houston, Texas 77024
(Name and address of agent for service)

(713) 647-5700
(Telephone Number, including area code, of agent for service)

Copies to:

J. Marc Fosse, Esq.
Trucker Huss APC
One Embarcadero Center
12th Floor
San Francisco, CA 94111
(415) 788-3111

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		☐	Accelerated filer

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Average Offering	Aggregate Offering	Amount of
be Registered	Registered(1)(2)	Price per Share(3)	Price(3)	Registration Fee
Common Stock, $.01 par value per share ('Common Stock")	1,000,000 Shares	$89.92	$89,920,000	$10,448.70

(1)   This Registration Statement registers an additional 1,000,000 shares of Common Stock of Group 1 Automotive, Inc. (the “Registrant”) issuable under the Group 1 Automotive, Inc. Employee Stock Purchase Plan (the “Plan”; formerly named the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan, name change effective May 19, 2015). The Registrant has previously filed Registration Statements with the Securities and Exchange Commission (the “Commission”) registering 200,000 shares of Common Stock under the Plan on December 12, 1997 (Registration No. 333-42165), 800,000 shares of Common Stock on December 31, 1998 (Registration No. 333-70043), 500,000 shares of Common Stock on December 21, 2001 (Registration No. 333-75754), 500,000 shares of Common Stock on June 25, 2003 (Registration No. 333-106486), 500,000 shares of Common Stock on August 31, 2006 (Registration No. 333-137081), and 1,000,000 shares of Common Stock on August 13, 2009 (Registration No. 333-161324).

(2)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Registrant’s Common Stock that may become issuable under the Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 22, 2015, as reported on The New York Stock Exchange, in accordance with Rule 457(c) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Registrant files this Registration Statement on Form S-8 to register an additional 1,000,000 shares of its Common Stock issuable under the Plan, approved by Registrant’s Board of Directors on February 25, 2015, and by Registrant’s shareholders on May 19, 2015. In accordance with General Instruction E of Form S-8, the contents of the Registration Statements on Forms S-8 filed by the Registrant with the Commission on December 12, 1997 (Registration No. 333-42165), December 31, 1998 (Registration No. 333-70043), December 21, 2001 (Registration No. 333-75754), June 25, 2003 (Registration No. 333-106486), August 31, 2006 (Registration No. 333-137081), and August 13, 2009 (Registration No. 333-161324) are incorporated herein by reference except to the extent otherwise updated or modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)    Registrant’s latest annual report on Form 10-K (including any portions of Registrant’s Proxy Statement for its 2015 Annual Meeting of Stockholders incorporated by reference therein) for the year ended December 31, 2014;
(b)    All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by Registrant’s latest annual report referred to in (a) above; and
(c)    The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A/A (Registration No. 001-13461) filed with the Commission pursuant to Section 12 of the Exchange Act on October 16, 1997 (including any amendments or reports filed for the purpose of updating such description).
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.   Exhibits.

Exhibit Number	Exhibit Description
4.1	Group 1 Automotive, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix C to Group 1 Automotive, Inc.’s definitive proxy statement on Schedule 14A filed April 13, 2015).
5.1	Opinion of Darryl M. Burman.
23.1	Consent of Darryl M. Burman (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on July 29, 2015.

Group 1 Automotive, Inc.

By:	/s/ Earl J. Hesterberg
Earl J. Hesterberg
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Group 1 Automotive, Inc., a Delaware corporation, do hereby constitute and appoint Earl J. Hesterberg and John C. Rickel, and each of them, as the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which such attorney and agent determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Earl J. Hesterberg	President, Chief Executive Officer and Director	July 29, 2015
Earl J. Hesterberg	(Principal Executive Officer)

/s/ John C. Rickel	Senior Vice President and Chief Financial Officer	July 29, 2015
John C. Rickel	(Principal Financial and Accounting Officer)

/s/ John L. Adams	Director	July 29, 2015
John L. Adams

/s/ Doyle L. Arnold	Director	July 29, 2015
Doyle L. Arnold

	Director	July 29, 2015
Lincoln da Cunha Pereira Filho

/s/ Stephen D. Quinn	Director	July 29, 2015
Stephen D. Quinn

/s/ J. Terry Strange	Director	July 29, 2015
J. Terry Strange

/s/ Max P. Watson, Jr.	Director	July 29, 2015
Max P. Watson, Jr.

/s/ MaryAnn Wright	Director	July 29, 2015
MaryAnn Wright

  EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Group 1 Automotive, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix C to Group 1 Automotive, Inc.’s definitive proxy statement on Schedule 14A filed April 13, 2015).
5.1	Opinion of Darryl M. Burman.
23.1	Consent of Darryl M. Burman (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).